UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2020

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The following is a summary of the voting results for each matter presented to the stockholders at the 2020 Annual Meeting of Stockholders which was held on May 19, 2020.

(b)           The following nominees for the office of director were elected for terms expiring at the 2021 Annual Meeting of Stockholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

Vicky B. Gregg	111,713,001	383,608	358,033	10,103,251

Wright L. Lassiter, III	111,717,933	211,402	525,307	10,103,251

Timothy L. Main	111,678,010	380,608	396,023	10,103,252

Denise M. Morrison	111,687,298	407,684	359,660	10,103,251

Gary M. Pfeiffer	106,255,022	5,801,710	397,904	10,103,257

Timothy M. Ring	108,986,149	3,071,480	397,009	10,103,255

Stephen H. Rusckowski	104,823,623	6,852,581	778,435	10,103,254

Daniel C. Stanzione	105,222,825	6,837,614	394,202	10,103,252

Helen I. Torley	111,487,576	589,654	377,415	10,103,248

Gail R. Wilensky	107,047,952	5,045,743	360,943	10,103,255

The advisory resolution to approve the executive officer compensation disclosed in the Company’s 2020 Proxy Statement was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
102,689,483	9,258,123	507,022	10,103,265

The ratification of the appointment of the Company’s independent registered public accounting firm for 2020 was approved by the following votes:

For	Against	Abstain
116,451,897	5,625,781	480,215

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 21, 2020

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Secretary

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